THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

                I HEREBY CONSENT to the inclusion of my firm name in connection with the
            Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Sona Resources, Inc.

DATED this 27th day of October 2008.

                                        Yours truly,
                                        The Law Office of Conrad C. Lysiak, P.S.

                                        By:           CONRAD C. LYSIAK
                                        Conrad C. Lysiak